CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation of our report dated July 14, 2010  (except for Note 10 as to which the date is February 23, 2011) relating to the financial statements of Urex Energy Corp. as of  March 31, 2010 and 2009, which appears in this Form 10-K/A.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
May 9, 2011